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[Conformed Copy]

                                                            Exhibit 99.(d)(11)

                               SERVICES AGREEMENT

     This AGREEMENT, dated as of February 15, 2002 by and between Morgan Stanley Asset & Investment Trust Management Co., Limited, a Japanese corporation with its principal place of business at Yebisu Garden Place Tower, 20-3, Ebisu 4-Chome, Shibuya-ku, Tokyo 150, Japan ("MSAITM ") and Morgan Stanley Investment Management Inc., a Delaware corporation with its principal place of business as 1221 Avenue of the Americas, New York, NY 10020 ("Affiliate"):

                               W I T N E S S E T H

     WHEREAS, MSAITM and Affiliate are both registered investment advisers in their respective places of business; and

     WHEREAS, MSAITM and Affiliate regularly retain each other's services as a sub-adviser for investment advisory and management agreements and securities investment trusts;

     WHEREAS, MSAITM and Affiliate wish to establish common terms and conditions pursuant to which they wish to retain each other's advisory services from time to time; and

     WHEREAS, Service Agreements entered into prior to the date of this Agreement are deemed ratified by the parties hereto, as evidenced by a new Appendix entered into pursuant to the terms herein.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, MSAITM and Affiliate hereby agree as follows:

     1.   DEFINED TERMS

(a) Except as otherwise defined in this Agreement or in an Appendix, the capitalized terms used in this Agreement shall have the following meanings:

     "Adviser" shall mean for each Portfolio the party that is providing advisory services pursuant to the Appendix for that Portfolio.

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     "Appendix" shall mean a Service Request that has been accepted in accordance with the terms of this Agreement.

     "Manager" shall mean for each Portfolio the party to which advisory services are provided under this Agreement.

     "Portfolio" shall mean the assets of a specified client designated as such in an Appendix.

     "Service Request" shall mean a request to provide advisory services under this Agreement in the form of Exhibit A.

     "Services" shall mean the services described in section 2.

(b) Except where otherwise specified, all references to parties, sections, sub-sections, Exhibits and Appendixes are to parties, sections, sub-sections, Exhibits and Appendixes to this Agreement. All references to a singular noun include the plural and each pronoun includes all genders.

     2.   DUTIES OF THE ADVISER

(a) Except as otherwise provided in an Appendix, the Adviser shall provide the following services to the Manager.

     (1) Where the Appendix specifies "investment advisory services" the Adviser shall furnish (as may be requested by the Manager) one or more of the following:

          (i) recommendations concerning country and asset allocations for the Portfolio, factual information, research reports, including reports (written and oral), analyses, statistical information and advice concerning market trends;

          (ii) investment recommendations regarding investment for the Portfolio, including advice concerning specific industries, companies and securities to be purchased or sold by the Portfolio;

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          (iii)  advice with respect to the derivative transactions to be engaged in by the Portfolio, both for hedging and non-hedging purposes; and

          (iv)   such other information as may be requested from time to time.

(2) Where the Appendix specifies "discretionary investment management services" the Adviser shall perform one or more of the following services in the manner requested by the Manager:

          (i) manage the investment of the assets of the Portfolio in accordance with the investment objectives, policies and limitations set forth in the relevant Appendix, and in that connection to review, supervise and administer continuously the investment program of the Portfolio, to determine in the Adviser 's discretion the securities to be purchased or sold and the portion of the Portfolio's assets to be held uninvested;

          (ii) select and place orders for securities and other property constituting assets of the Portfolio with brokers, dealers, banks and members of securities exchanges;

          (iii) execute waivers, consents and other instruments with respect to securities and other assets of the Portfolio

          (iv) endorse, transfer or deliver such securities and to participate in or consent to any plan of reorganization, merger, combination, consolidation, liquidation or similar plan with reference to securities;

          (v) exercise any voting right exercisable by a holder of any of the securities of the Portfolio;

          (vi) send the Manager daily trade details upon confirming transactions with brokers, dealers, banks or members of securities exchanges;

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          (vii)  maintain on behalf of the Manager the records regarding the
          Agent's activities specified in the relevant Appendix; and

          (viii) render regular reports to the Manager concerning the Adviser's discharge of its obligations with respect to a Portfolio in accordance with the requirements set forth in the relevant Appendix.

(b) In executing transactions pursuant to sub-section (a)(2), the Adviser shall use its best efforts to obtain the best execution for the Portfolio, taking into account factors including, without limitation, price (including applicable brokerage commission and dealer spread), size of order, difficulty of execution, operational facilities of the firm involved, the provision of research and related services by the executing firm and the firm's risk in positioning a block of securities. Subject to the foregoing criteria, the Adviser may effect portfolio transactions with any of its affiliated companies.

(c) The Adviser shall not delegate its functions, powers, discretion, privileges or duties under this section 2 to any person, firm or corporation without the prior written consent of the Manager.

     3.   COMPENSATION

     In exchange for the Services with respect to a Portfolio, the Manager shall pay to the Adviser the fees and other compensation as may be separately agreed between them.

     4.   NON-EXCLUSIVITY OF SERVICES

(a) Nothing in this Agreement or any Appendix shall be construed as prohibiting the Adviser from providing services that are the same or similar to Services, or entering into the same agreements as this with, others (including other investment companies or other securities investment trusts), so long as the Adviser's services to the Manager are not impaired thereby.

(b) Nothing in this Agreement or any Appendix shall prevent the Adviser or its directors, employees, agents or customers from (i) being interested in the Manager or any beneficial owner of any Portfolio, whether as directors, employees or investors, or (ii)

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transacting with the Manager or the Portfolios in any capacity, or (iii)
investing in the same types of investment as the Portfolios. Nothing in this Agreement or in any Appendix shall be construed to require the Adviser or its directors, employees, agents or customers to account for any benefit arising therefrom or disclose such interest.

     5.   STANDARD OF CARE; INDEMNIFICATION

(a) Unless otherwise provided in an Appendix, the Adviser shall perform Services to the standard of a professional investment adviser.

(b) Unless otherwise provided in an Appendix, the Manager shall indemnify and hold harmless the Adviser, its officers, directors, employees, shareholders and affiliates (each an "Indemnified Party"), from and against any losses, costs and expenses (including without limitation reasonable attorney's fees) incurred or suffered by an Indemnified Party arising from any action, proceeding or claims which may be brought against such Indemnified Party arising out of or in connection with the performance or non-performance of its duties with respect to each Portfolio, other than losses, costs and expenses resulting from willful misconduct or gross negligence in the performance of such Indemnified Party's duties. This indemnification shall survive the termination of the relevant Appendix.

     6.   DURATION AND TERMINATION

(a) Unless otherwise provided in an Appendix, the duration of the Services to be provided with respect to each Portfolio shall be for a term of one year and shall at the end of each term renew automatically for a term of one year. Either party may terminate an Appendix at any time by 60 days ' prior notice or on such longer notice as may be specified in the Appendix.

(b) Termination of any Appendix shall not affect the right of the Adviser to receive payments of any unpaid balance of the compensation described in Section 3 earned prior to such termination and shall not affect any other Appendix.

     7.   AMENDMENT; COUNTERPARTS

(a) This Agreement and each Appendix may be amended only by a writing signed by both parties.

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(b)  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but which when taken together shall constitute one and the same instrument.

     8.   ASSIGNMENT

     This Agreement may not be assigned by either party without the express written consent of the other party.

     9.   GOVERNING LAW

(a) This Agreement is governed by and shall be construed in accordance with the laws of the State of New York and each party hereby consents to the non-exclusive jurisdiction of the courts of the State of New York sitting in the borough of Manhattan for the resolution of any disputes arising out of or in connection with this Agreement.

(b) To the extent provided in an Appendix, the interpretation of that Appendix and the provisions of this Agreement as applied to that Appendix shall be construed in accordance with the laws of the jurisdiction specified in the Appendix.

     10.  APPENDIX

(a) MSAITM and Affiliate hereby agree that each Appendix shall constitute a separate investment advisory agreement between MSAITM and Affiliate incorporating the terms and conditions specified in this Agreement and in the Appendix. In the event of any inconsistenc ies between the provisions of this Agreement and the provisions of an Appendix, the language of the Appendix shall govern with respect to the Portfolio described in that Appendix and the language of this Agreement shall govern in all other respects.

(b) To obtain Services, a party must prepare and sign two copies of a Service Request and send them to the other party. Upon the other party's execution and return to the originating party of a Service Request, the Service Request shall become an Appendix and shall constitute a binding agreement between the parties. Each Appendix shall be deemed to constitute a delegation of all powers and authority of the Manager to

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the extent necessary to enable the Adviser to perform the Services in respect of that Appendix and an acceptance by the Adviser of such delegation.

     11.  WARRANTIES

(a) Each party makes the following representations and undertakes in respect of each Portfolio for which it is the Manager that:

          (1) it has full power and capacity to execute and deliver the relevant Appendix and the terms and conditions contained in this Agreement and that Appendix will be legally binding upon it; and

          (2) it has and shall maintain at all times relevant to any Portfolio (i) due authorization to act as trustor, discretionary investment manager or investment adviser for that Portfolio, and (ii) all necessary consents or approvals of any governmental or other regulatory body; and shall comply with the terms of the same and with all applicable laws, regulations or directives of such bodies and authorities; and shall provide the Adviser with copies of such consents or approvals as it may reasonably request.

(b) Each party makes the following representations and undertakes in respect of each Portfolio for which it is the Adviser that:

          (1) it has and at all times relevant to any Portfolio will have full power and capacity to enter into and perform its obligations pursuant to this Agreement and the relevant Appendix and that the terms and conditions contained in this Agreement the relevant Appendix will be legally binding upon it; and

          (2) it has and shall maintain at all times relevant to any Portfolio all necessary consents or approvals of any governmental or other regulatory body and shall comply with the terms of the same and with all applicable laws, regulations or directives of such bodies and authorities and shall provide the Manager with copies of such consents or approvals as it may reasonably request.

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     12.  INDEPENDENT CONTRACTOR

     The Adviser shall for all purposes be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Manager in any way or otherwise be deemed as an agent of the Manager

     13.  COMMUNICATIONS

(a) Any notices, records, communications or instructions to be given or served under or in connection with this Agreement shall be in writing and shall be sufficiently given or served if delivered or sent by, international courier service or by facsimile transmission with confirmation by first class mail return receipt requested to the address for the party set forth below to such other address as that party may designate by notice:

If to MSAITM:

     Morgan Stanley Asset & Investment Trust Management Co., Limited Yebisu Garden Place Tower, 20-3, Ebisu 4-Chome,
     Shibuya-ku, Tokyo 150 (Japan)
     (or such different address or fax number as notified).

If to Affiliate:
     Morgan Stanley Investment Management Inc.
     1221 Avenue of the Americas
     New York, NY 10020 U.S.A.

(b)  All notices shall be deemed to be effective upon receipt.

(c) Each of the parties hereby consents to the recording of telephone conversations between them.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth hereinabove.

          MORGAN STANLEY ASSET & INVESTMENT
          TRUST MANAGEMENT CO., LIMITED


             By: /s/ John R. Alkire
                --------------------------------
             Name:  John R. Alkire
             Title: President


          MORGAN STANLEY INVESTMENT
           MANAGEMENT INC.

             By: /s/ Arthur Lev
                --------------------------------
             Name:  Arthur Lev
             Title: Managing Director

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                                    EXHIBIT A

                                APPENDIX NO.[__]

to the Services Agreement by and between Morgan Stanley Asset & Investment Trust
      Management Co., Limited and Morgan Stanley Investment Management Inc.
                 dated as of February __, 2002 (the "Agreement")

PORTFOLIO NAME: [        ]

PART A. PORTFOLIO DETAILS

ACCOUNT NUMBER:
DATE OF MANAGEMENT AGREEMENT:
POWER OF DELEGATION: CLAUSE
GOVERNING LAW AND JURISDICTION:
EFFECTIVE DATE OF DELEGATION TO DELEGATEE:

PART B. SERVICES REQUESTED HEREBY (SPECIFY "ADVISORY SERVICES" OR " DISCRETIONARY MANAGEMENT SERVICES"):__________________________


DUTIES RETAINED BY THE MANAGER:


The attachment(s) to this Appendix (which is /are incorporated herein by reference) contain(s) the investment guidelines and restrictions and any other matters of which the Adviser needs to be aware to perform its obligations in relation to the Portfolio. Except as specified herein, the terms and conditions of the Agreement shall govern the obligations of the Manager and the Adviser with respect to the Portfolio.


As Manager, the undersigned hereby requests Services described herein:

MANAGER

[company name]


By:
   -------------------------

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Name:

Title:


We acknowledge and agree to provide the Services described herein, as Adviser:

ADVISER

[company name]

By:
   -------------------------
Name:
Title:

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PLEASE READ THIS DOCUMENT AND THE AGREEMENT CAREFULLY.

     (This document is delivered to you at the time of conclusion of this contract pursuant to Article 15 of the Law Regulating Securities Investment Advisory Business.)

                                 APPENDIX NO. 16

                    to the Services Agreement by and between
         Morgan Stanley Asset & Investment Trust Management Co., Limited
                   (Registration number of Investment Advisor:
             Director General of the Kanto Financial Bureau No. 152,
               Authorization number: Minister of Finance No. 118)
                  and Morgan Stanley Investment Management Inc.
                 dated as of February 15, 2002 (the "Agreement")

PORTFOLIO NAME: MORGAN STANLEY INSTITUTIONAL FUND, INC. - JAPANESE VALUE EQUITY PORTFOLIO

PART A. PORTFOLIO DETAILS

CLIENT NAME: Morgan Stanley Institutional Fund, Inc. - Japanese Value Equity
             Portfolio
ACCOUNT NUMBER: 135
DATE OF MANAGEMENT AGREEMENT: May 1, 1997
POWER OF DELEGATION:
GOVERNING LAW AND JURISDICTION: Japan
EFFECTIVE DATE OF DELEGATION TO ADVISER: August 11, 2003
FUND MANAGER: Kunihiko Sugio

PART B. SERVICES REQUESTED HEREBY (SPECIFY "ADVISORY SERVICES" OR "DISCRETIONARY MANAGEMENT SERVICES"):
DISCRETIONARY MANAGEMENT SERVICES

DUTIES RETAINED BY THE MANAGER: ALL OTHER

The Agreement shall become effective as of the date first above written and shall remain in force until the date of termination of the investment management agreement between the Fund and the Manager (the "Management Agreement") (but not later than two years after the date hereof) and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund and (ii) a majority of those Directors who are not parties to the Management Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

The Agreement may be terminated at any time, without the payment of any penalty, by the Manager or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, on sixty days' written notice to the other party. The Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Management Agreement.

The Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Directors of the Fund or by the vote of a majority of outstanding voting securities of the Fund and (ii) a majority of those Directors who are not parties to the Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

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The Manager shall promptly notify the Adviser of any approvals, terminations or other actions taken by the Directors of the Fund or by the vote of a majority of outstanding voting securities of the Fund pursuant to any of the preceding three paragraphs.

The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person" used in this Agreement, shall have the respective meanings specified in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

The attachment(s) to this Appendix (which is/are incorporated herein by reference) contain(s) the investment guidelines and restrictions and any other matters of which the Adviser needs to be aware to perform its obligations in relation to the Fund. Except as specified herein, the terms and conditions of the Agreement shall govern the obligations of the Manager and the Adviser with respect to the Fund.

FEES:

The fees payable to the Adviser by the Manager shall be such amount as is agreed from time to time by the Adviser and the Manager, but not to exceed the amount paid by the Fund to the Manager.

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As Manager, the undersigned hereby requests Services described herein:

MANAGER
Morgan Stanley Investment Management Inc.


By: /s/Ronald E. Robison
    ------------------------
Name:  Ronald E. Robison
Title: Managing Director

We acknowledge and agree to provide the Services described herein, as Adviser:

ADVISER
Morgan Stanley Asset & Investment Trust Management Co., Limited

By: /s/ John R. Alkire
    ----------------------------------
Name: John R. Alkire
Title: Representative Director and President

PREFERENTIAL RIGHT TO BUSINESS BOND:

Parties to investment advisory agreements or discretionary investment agreements with the Adviser named herein have a preferential right over other creditors to the business bond deposited by the Adviser with respect to any claims arising from this Appendix or the Agreement.

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PLEASE READ THIS DOCUMENT AND THE AGREEMENT CAREFULLY.

     (This document is delivered to you at the time of conclusion of this contract pursuant to Article 15 of the Law Regulating Securities Investment Advisory Business.)


                                 APPENDIX NO. 13

                    to the Services Agreement by and between
         Morgan Stanley Asset & Investment Trust Management Co., Limited
                   (Registration number of Investment Advisor:
             Director General of the Kanto Financial Bureau No. 152,
               Authorization number: Minister of Finance No. 118)
                  and Morgan Stanley Investment Management Inc.
                 dated as of February 15, 2002 (the "Agreement")

PORTFOLIO NAME: MORGAN STANLEY INSTITUTIONAL FUND, INC. - INTERNATIONAL MAGNUM PORTFOLIO

PART A. PORTFOLIO DETAILS

CLIENT NAME: Morgan Stanley Institutional Fund, Inc. - International Magnum
             Portfolio
ACCOUNT NUMBER: MIMFJP
DATE OF MANAGEMENT AGREEMENT: May 1, 1997
POWER OF DELEGATION:
GOVERNING LAW AND JURISDICTION: Japan
EFFECTIVE DATE OF DELEGATION TO ADVISER: August 11, 2003
FUND MANAGER: Kunihiko Sugio

PART B. SERVICES REQUESTED HEREBY (SPECIFY "ADVISORY SERVICES" OR "DISCRETIONARY MANAGEMENT SERVICES"):
DISCRETIONARY MANAGEMENT SERVICES

DUTIES RETAINED BY THE MANAGER: ALL OTHER

The Agreement shall become effective as of the date first above written and shall remain in force until the date of termination of the investment management agreement between the Fund and the Manager (the "Management Agreement") (but not later than two years after the date hereof) and thereafter, but only so long as such continuance is specifically approved at least annually by (i) the Directors of the Fund or by the vote of a majority of the outstanding voting securities of the Fund and (ii) a majority of those Directors who are not parties to the Management Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

The Agreement may be terminated at any time, without the payment of any penalty, by the Manager or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, on sixty days' written notice to the other party. The Agreement shall automatically terminate in the event of its assignment or in the event of the termination of the Management Agreement.

The Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Directors of the Fund or by the vote of a majority of outstanding voting securities of the Fund and (ii) a majority of those Directors who are not parties to the Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

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The Manager shall promptly notify the Adviser of any approvals, terminations or other actions taken by the Directors of the Fund or by the vote of a majority of outstanding voting securities of the Fund pursuant to any of the preceding three paragraphs.

The terms "vote of a majority of the outstanding voting securities", "assignment", "affiliated person" and "interested person" used in this Agreement, shall have the respective meanings specified in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

The attachment(s) to this Appendix (which is/are incorporated herein by reference) contain(s) the investment guidelines and restrictions and any other matters of which the Adviser needs to be aware to perform its obligations in relation to the Fund. Except as specified herein, the terms and conditions of the Agreement shall govern the obligations of the Manager and the Adviser with respect to the Fund.

FEES:

The fees payable to the Adviser by the Manager shall be such amount as is agreed from time to time by the Adviser and the Manager, but not to exceed the amount paid by the Fund to the Manager.

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As Manager, the undersigned hereby requests Services described herein:

MANAGER
Morgan Stanley Investment Management Inc.


By: /s/Ronald E. Robison
     ------------------------
Name:  Ronald E. Robison
Title: Managing Director

We acknowledge and agree to provide the Services described herein, as Adviser:

ADVISER
Morgan Stanley Asset & Investment Trust Management Co., Limited

By: /s/ John R. Alkire
    ---------------------------------
Name: John R. Alkire
Title: Representative Director and President

PREFERENTIAL RIGHT TO BUSINESS BOND:

Parties to investment advisory agreements or discretionary investment agreements with the Adviser named herein have a preferential right over other creditors to the business bond deposited by the Adviser with respect to any claims arising from this Appendix or the Agreement.